UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2018

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2018, MagneGas Applied Technology Solutions, Inc. (“Company” or “MagneGas”) appointed Tyler B. Wilson, Esq. as the Company’s Executive Vice President and corporate Secretary. Simultaneously, with Mr. Wilson’s appointments, Scott Mahoney voluntarily resigned as the Company’s corporate Secretary. Mr. Mahoney’s resignation as corporate Secretary is not the result of any disagreement with the policies, practices or procedures of the Company. Mr. Wilson has served as the Company’s General Counsel since mid-2017. On December 1, 2018, he was appointed as the Company’s Executive Vice President and corporate Secretary. During his time with the Company, Mr. Wilson has been instrumental in advancing the Company’s acquisition model, leading capital market financings and shoring up corporate governance. Mr. Wilson has served as the managing attorney of Wilson Law Group, PLLC, a corporate and securities boutique he founded in 2011. Over the course of his career, Mr. Wilson has founded a number of start-ups while managing Wilson Law Group and has developed extensive experience in business operations in addition to his legal expertise. Mr. Wilson holds a Bachelor of Arts from the University of Notre Dame and a Juris Doctor from the University of Notre Dame Law School.

On December 1, 2018, the Company appointed Jack Armstrong as the Company’s Executive Vice President of Business Development. Mr. Armstrong has worked for MagneGas in many capacities. He was Head of Operations, where he oversaw R&D and ESSI Welding Stores. He has also sourced our current acquisitions. Mr. Armstrong has over 20 years of experience in the capital markets. He was a Managing Director at Piper Jaffray, Head of Trading at Think Equity Partners and recently the Senior Vice President of the Corporate Client Group at Northland Capital Markets assisting companies in strategy and capital raises. Over his career, Mr. Armstrong has worked with senior level management at several of the largest investment companies through the process of raising an estimated $5 billion of funds over his career. Mr. Armstrong received a Bachelors of Administration in Economics from Arizona State University.

On December 1, 2018, the Company appointed Richard Conz as the Company’s Executive Vice President of Engineering and Technology Development. Mr. Conz joined the MagneGas in 2014. Since that time, he has established the company’s engineering policies and procedures based on industry best practices, lead the development of the corporate IT infrastructure, and commercialized MagneGas technology in the sterilization and gasification markets. Mr. Conz took over production operations of MagneGas2 in 2015, and by 2017 reduced production costs by 50%. Mr. Conz led the sterilization engineering team to quickly design, develop, and test the 50 KW mobile pilot system in 8 months that ultimately led to capturing a USDA CIG grant. Prior to MagneGas in 2013, Mr. Conz launched a successful consulting business, providing business development, program management, and engineering services. In 2011, he received a patent for performing complex cost/performance trades to determine system best value solutions. Mr. Conz received his Bachelor of Science degree in Electrical Engineering from Wayne State University and held Program Management, Capture Management, and Six Sigma certifications.

On December 1, 2018, the Company appointed Clinton Rafe Dean as the Company’s Chief Operating Officer, with his primary responsibility being the oversight of retail operations. Mr. Dean has more than twenty years of industry experience. He began his career with an independent welding distributor and was promoted through all levels of the business from driver to management. Over his career, Mr. Dean has achieved many sales goals and profitable growth within the industry. Prior to its acquisition by MagneGas in early 2018, Mr. Dean started Green Arc following success managing sales at another distributor that was sold to Matheson. During his time there, Mr. Dean grew the company’s sales by 11 million under his management. Mr. Dean received an Associate’s Degree in Fire Science from Texas A&M University.

In connection with certain appointments and resignations disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2018, Ermanno Santilli resigned as the Company’s President and the president of the Company’s various subsidiaries, effective as of November 2, 2018. Simultaneously with Mr. Santilli’s resignation, Scott Mahoney, the Company’s CEO was appointed as the Company’s President and as the president of the Company’s various subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Consent of Tyler B. Wilson, Esq. to appointment as Executive Vice President and corporate Secretary
99.2	Resignation of Scott Mahoney as corporate Secretary
99.3	Consent of Jack Armstrong to appointment as Executive Vice President of Business Development
99.4	Consent of Richard Conz to appointment as Executive Vice President of Engineering and Technology Development
99.5	Consent of Clinton Rafe Dean as Chief Operating Officer
99.6	Resignation of Ermanno Santilli as President of the Company and subsidiaries
99.7	Consent of Scott Mahoney to appointment as President of the Company and subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018

MAGNEGAS APPLIED TECHNOLOGY SOLUTIONS, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer